Exhibit 99.1

Ollie’s Bargain Outlet Holdings, Inc. Reports
 First Quarter Fiscal 2021 Financial Results

Total Net Sales Increase 29.5%
Comparable Store Sales Increase 18.8%
Diluted EPS Increases 64.7% to $0.84
Adjusted Diluted EPS Increases 63.3% to $0.80

HARRISBURG, PA – May 27, 2021 – Ollie’s Bargain Outlet Holdings, Inc. (NASDAQ: OLLI) (the “Company”) today reported financial results for the first quarter ended May 1, 2021.

First Quarter Summary:

•	Total net sales increased 29.5% to $452.5 million.

•	Comparable store sales increased 18.8%.

•	The Company opened 11 new stores, including two relocations, ending the quarter with 397 stores in 25 states, a year-over-year increase in store count of 10.3%.

•	Operating income increased 65.7% to $71.2 million and operating margin increased 340 basis points to 15.7%.

•	Net income increased 65.1% to $55.2 million and net income per diluted share increased 64.7% to $0.84.

•	Adjusted net income(1) increased 64.9% to $53.1 million and adjusted net income per diluted share(1) increased 63.3% to $0.80.

•	Adjusted EBITDA(1) increased 59.2% to $79.2 million and adjusted EBITDA margin(1) increased 330 basis points to 17.5%.

John Swygert, President and Chief Executive Officer, stated, “We are extremely pleased to have delivered strong first quarter results on the heels of an incredible 2020.  Our performance reflects the power of our business model as we continue to deliver great deals to our customers.  We had strong earnings flow-through as the nearly 30% growth in sales resulted in a 63% increase in adjusted earnings per share for the first quarter.  Our consistent execution is a testament to the extraordinary contributions and dedication of the Ollie’s family.”

“After the onset of COVID last year, our stores remained open to serve our customers and we experienced record sales and profits, delivering comparable stores sales growth of 43% in the second quarter of 2020.  Our current quarter-to-date comparable store sales are tracking ahead of our expectations and we are very excited about the momentum in our business.  Following May, which had by far the highest monthly comparable sales increase of the prior-year second quarter, comparisons to last year ease, furthering our confidence.  Our deal flow remains as robust as ever, and we are well-positioned to capture opportunities in the marketplace as we leverage our industry expertise and strong liquidity position.  Based on our proven business model, our strong financial position, and the opportunities in front of us, we are bullish on our ability to deliver profitable growth as we expand our store base and execute our long-term growth algorithm into the future,” Mr. Swygert concluded.

(1)
As used throughout this release, adjusted net income, adjusted net income per diluted share, EBITDA, adjusted EBITDA and adjusted EBITDA margin are not measures recognized under U.S. generally accepted accounting principles (“GAAP”). Please see the accompanying financial tables which reconcile GAAP to these non-GAAP measures.

Fiscal 2021 Guidance

The Company continues to monitor the impact of the COVID-19 pandemic on the broader economy and, more specifically, its associates, customers, business partners and supply chain.  Given the vast uncertainties regarding the pace of economic recovery and consumer demand amidst the ongoing pandemic, the Company is continuing its practice of not providing guidance for fiscal 2021.

First Quarter Results

Net sales increased 29.5% to $452.5 million in the first quarter of fiscal 2021 as compared with net sales of $349.4 million in the first quarter of fiscal 2020.  The increase in net sales was driven by a comparable store sales increase of 18.8% as well as new store unit growth and strong performance.  The robust sales increase reflects the Company’s ability to create a strong alignment between its value-driven merchandise assortment and customer demand.  The Company also benefited in the quarter from increased consumer spending associated with a third round of federal relief funds for the ongoing COVID-19 pandemic.

Gross profit increased 30.1% to $182.6 million in the first quarter of fiscal 2021 from $140.4 million in the first quarter of fiscal 2020. Gross margin increased 20 basis points to 40.4% in the first quarter of fiscal 2021 from 40.2% in the first quarter of fiscal 2020. The increase in gross margin in the first quarter of fiscal 2021 is due to improvement in merchandise margin, partially offset by increases in and deleveraging of supply chain costs, primarily the result of higher transportation expenses.

Selling, general and administrative expenses increased 16.3% to $104.4 million in the first quarter of fiscal 2021 from $89.7 million in the first quarter of fiscal 2020, primarily driven by an increased number of stores and higher store payroll and variable selling expenses to support the increase in sales.  As a percentage of net sales, selling, general and administrative expenses decreased 260 basis points to 23.1% in the first quarter of fiscal 2021 from 25.7% in the first quarter of fiscal 2020.  The decrease was primarily due to significant leverage in payroll, occupancy and other costs from the strong increase in comparable store sales in addition to continued tight expense controls throughout the organization.

Pre-opening expenses related to new stores decreased to $2.5 million in the first quarter of fiscal 2021 from $3.7 million in the first quarter of fiscal 2020 due to the comparative number and timing of new stores.  As a percentage of net sales, pre-opening expenses decreased 50 basis points to 0.6% in the first quarter of fiscal 2021 from 1.1% in the first quarter of fiscal 2020.

Operating income increased 65.7% to $71.2 million in the first quarter of fiscal 2021 from $43.0 million in the first quarter of fiscal 2020.  Operating margin increased 340 basis points to 15.7% in the first quarter of fiscal 2021 from 12.3% in the first quarter of fiscal 2020 as a result of the leveraging of all expense components due to the increase in comparable store sales and the increase in gross margin.

Net income increased 65.1% to $55.2 million, or $0.84 per diluted share, in the first quarter of fiscal 2021 compared with net income of $33.5 million, or $0.51 per diluted share, in the first quarter of fiscal 2020.  Diluted earnings per share in the first quarter of fiscal 2021 and fiscal 2020 included a benefit of $0.03 and $0.02, respectively, due to excess tax benefits related to stock-based compensation.  Adjusted net income(1), which excludes these benefits, increased 64.9% to $53.1 million, or $0.80 per diluted share, in the first quarter of fiscal 2021 from $32.2 million, or $0.49 per diluted share, in the first quarter of fiscal 2020.

Adjusted EBITDA(1) increased 59.2% to $79.2 million in the first quarter of fiscal 2021 from $49.7 million in the first quarter of fiscal 2020.  Adjusted EBITDA margin(1) increased 330 basis points to 17.5% in the first quarter of fiscal 2021 from 14.2% in the first quarter of fiscal 2020.  Adjusted EBITDA excludes non-cash stock-based compensation expense.

Balance Sheet and Cash Flow Highlights

The Company's cash and cash equivalents balance as of the end of the first quarter of fiscal 2021 was $472.2 million compared with $119.4 million as of the end of the first quarter of fiscal 2020.  The Company had no borrowings outstanding under its $100 million revolving credit facility and $91.1 million of availability under the facility as of the end of the first quarter of fiscal 2021. The Company ended the period with total borrowings, consisting solely of finance lease obligations, of $0.9 million as of the end of the first quarter of fiscal 2021.

Inventories as of the end of the first quarter of fiscal 2021 increased 3.3% to $355.2 million compared with $343.8 million as of the end of the first quarter of fiscal 2020, primarily due to an increased number of stores, partially offset by heightened levels of sales productivity throughout the first quarter of fiscal 2021 as well as the Company’s continuing focus on initiatives to reduce inventory levels.

Capital expenditures in the first quarter of fiscal 2021 totaled $9.5 million compared with $12.4 million in the first quarter of fiscal 2020.

During the first quarter of fiscal 2021, the Company invested $9.6 million of cash to repurchase 110,622 shares of its common stock.  As of the end of the first quarter, the Company had $190.4 million of remaining capacity under its current share repurchase program.  Subsequent to quarter-end, the Company invested $20.0 million of cash to repurchase an additional 251,948 shares of its common stock, resulting in $170.4 million of remaining capacity under its current share repurchase program.

Conference Call Information

A conference call to discuss first quarter fiscal 2021 financial results is scheduled for today, May 27, 2021, at 4:30 p.m. Eastern Time. Investors and analysts can participate on the conference call by dialing (800) 219-7052 or (574) 990-1029 and using conference ID #1992296.  Interested parties can also listen to a live webcast or replay of the conference call by logging on to the investor relations section on the Company’s website at http://investors.ollies.us/.  The replay of the conference call webcast will be available at the investor relations website for one year.

About Ollie’s

We are a highly differentiated and fast growing, extreme value retailer of brand name merchandise at drastically reduced prices. We are known for our assortment of merchandise offered as Good Stuff Cheap®.  We offer name brand products, Real Brands! Real Bargains!®, in every department, including housewares, food, books and stationery, bed and bath, floor coverings, toys, health and beauty aids and other categories.  We currently operate 405 stores in 28 states throughout half of the United States. For more information, visit www.ollies.us.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995.  Forward-looking statements can be identified by words such as “could,” “may,” “might,” “will,” “likely,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “continues,” “projects” and similar references to future periods, or by the inclusion of forecasts or projections, the outlook for the Company’s future business, prospects, financial performance, including our fiscal 2021 business outlook or financial guidance, and industry outlook. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include regional, national or global political, economic, business, competitive, market and regulatory conditions, including, but not limited to, legislation, national trade policy, and the following: our failure to adequately procure and manage our inventory or anticipate consumer demand; changes in consumer confidence and spending; risks associated with intense competition; our failure to open new profitable stores, or successfully enter new markets, on a timely basis or at all; the risks associated with doing business with international manufacturers and suppliers including, but not limited to, potential increases in tariffs on imported goods; outbreak of viruses or widespread illness, including the continued impact of COVID-19 and continuing or renewed regulatory responses thereto; our inability to operate our stores due to civil unrest and related protests or disturbances; our failure to properly hire and to retain key personnel and other qualified personnel; risks associated with the timely and effective deployment, protection and defense of computer networks and other electronic systems, including email; our inability to obtain favorable lease terms for our properties; the failure to timely acquire, develop and open, the loss of, or disruption or interruption in the operations of, our centralized distribution centers; fluctuations in comparable store sales and results of operations, including on a quarterly basis; risks associated with our lack of operations in the growing online retail marketplace; risks associated with litigation, the expense of defense, and potential for adverse outcomes; our inability to successfully develop or implement our marketing, advertising and promotional efforts; the seasonal nature of our business; risks associated with natural disasters, whether or not caused by climate change; changes in government regulations, procedures and requirements; and our ability to service indebtedness and to comply with our financial covenants together with each of the other factors set forth under the heading “Risk Factors” in our filings with the United States Securities and Exchange Commission (“SEC”). Any forward-looking statement made by us in this press release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. Ollie’s undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.  You are advised, however, to consult any further disclosures we make on related subjects in our public announcements and SEC filings

Investor Contact:
Jean Fontana
ICR
646-277-1214
Jean.Fontana@icrinc.com

Media Contact:
Tom Kuypers
Senior Vice President – Marketing & Advertising
717-657-2300
tkuypers@ollies.us

Ollie’s Bargain Outlet Holdings, Inc.
Condensed Consolidated Statements of Income

(In thousands except for per share amounts)

(Unaudited)

	Thirteen weeks ended
	May 1, 2021	May 2, 2020
Condensed consolidated statements of income data:
Net sales	$452,492	$349,363
Cost of sales	269,882	208,997
Gross profit	182,610	140,366
Selling, general and administrative expenses	104,370	89,720
Depreciation and amortization expenses	4,484	3,944
Pre-opening expenses	2,535	3,722
Operating income	71,221	42,980
Interest income, net	(25)	(83)
Income before income taxes	71,246	43,063
Income tax expense	16,026	9,607
Net income	$55,220	$33,456
Earnings per common share:
Basic	$0.84	$0.53
Diluted	$0.84	$0.51
Weighted average common shares outstanding:
Basic	65,503	63,061
Diluted	66,119	65,242

Percentage of net sales (1):
Net sales	100.0%	100.0%
Cost of sales	59.6	59.8
Gross profit	40.4	40.2
Selling, general and administrative expenses	23.1	25.7
Depreciation and amortization expenses	1.0	1.1
Pre-opening expenses	0.6	1.1
Operating income	15.7	12.3
Interest income, net	—	—
Income before income taxes	15.7	12.3
Income tax expense	3.5	2.7
Net income	12.2%	9.6%

(1)	Components may not add to totals due to rounding.

Ollie’s Bargain Outlet Holdings, Inc.
Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

Assets	May 1, 2021	May 2, 2020
Current assets:
Cash and cash equivalents	$472,167	$119,351
Inventories	355,193	343,755
Accounts receivable	363	4,146
Prepaid expenses and other assets	5,526	5,184
Total current assets	833,249	472,436
Property and equipment, net	142,354	135,214
Operating lease right-of-use assets	390,111	357,553
Goodwill	444,850	444,850
Trade name	230,559	230,559
Other assets	2,368	2,499
Total assets	$2,043,491	$1,643,111
Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt	$327	$300
Accounts payable	90,378	56,642
Income taxes payable	26,051	13,811
Current portion of operating lease liabilities	61,589	61,002
Accrued expenses and other	76,675	58,666
Total current liabilities	255,020	190,421
Revolving credit facility	-	-
Long-term debt	610	576
Deferred income taxes	65,817	59,194
Long-term operating lease liabilities	335,398	298,736
Other long-term liabilities	4	5
Total liabilities	656,849	548,932
Stockholders’ equity:
Common stock	66	64
Additional paid-in capital	655,069	617,188
Retained earnings	781,487	517,027
Treasury - common stock	(49,980)	(40,100)
Total stockholders’ equity	1,386,642	1,094,179
Total liabilities and stockholders’ equity	$2,043,491	$1,643,111

Ollie’s Bargain Outlet Holdings, Inc.
Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Thirteen weeks ended
	May 1, 2021	May 2, 2020
Net cash provided by operating activities	$40,123	$41,370
Net cash used in investing activities	(9,412)	(12,374)
Net cash (used in) provided by financing activities	(5,670)	405
Net increase in cash and cash equivalents	25,041	29,401
Cash and cash equivalents at the beginning of the period	447,126	89,950
Cash and cash equivalents at the end of the period	$472,167	$119,351

Ollie’s Bargain Outlet Holdings, Inc.
Supplemental Information

Reconciliation of GAAP to Non-GAAP Financial Measures

(Dollars in thousands)

(Unaudited)

The Company reports its financial results in accordance with GAAP.  We have included the non-GAAP measures of EBITDA, adjusted EBITDA, adjusted EBITDA margin, adjusted net income and adjusted net income per diluted share in this press release as these are key measures used by our management and our board of directors to evaluate our operating performance and the effectiveness of our business strategies, make budgeting decisions, and evaluate compensation decisions.  Management believes it is useful to investors and analysts to evaluate these non-GAAP measures on the same basis as management uses to evaluate the Company’s operating results. We believe that excluding items that may not be indicative of, or are unrelated to, our core operating results, and that may vary in frequency or magnitude from net income and net income per diluted share, enhances the comparability of our results and provides a better baseline for analyzing trends in our business.

The tables below reconcile the most directly comparable GAAP measure to non-GAAP financial measures: net income to adjusted net income, net income per diluted share to adjusted net income per diluted share, and net income to EBITDA and adjusted EBITDA.

Adjusted net income and adjusted net income per diluted share exclude excess tax benefits related to stock-based compensation, which may not occur with the same frequency or magnitude in future periods. We define EBITDA as net income before net interest income or expense, depreciation and amortization expenses and income taxes. Adjusted EBITDA represents EBITDA as further adjusted for non-cash stock-based compensation expense.

Non-GAAP financial measures should be viewed as supplementing, and not as an alternative to or substitute for, the Company’s financial results prepared in accordance with GAAP. Certain of the items that may be excluded or included in non-GAAP financial measures may be significant items that could impact the Company's financial position, results of operations and cash flows and should therefore be considered in assessing the Company's actual financial condition and performance. The methods used by the Company to calculate its non-GAAP financial measures may differ significantly from methods used by other companies to compute similar measures. As a result, any non-GAAP financial measures presented herein may not be comparable to similar measures provided by other companies.

Ollie’s Bargain Outlet Holdings, Inc.
Supplemental Information

Reconciliation of GAAP to Non-GAAP Financial Measures

 (In thousands except for per share amounts)

 (Unaudited)

Reconciliation of GAAP net income to adjusted net income

	Thirteen weeks ended
	May 1, 2021	May 2, 2020
Net income	$55,220	$33,456
Excess tax benefits related to stock-based compensation(1)	(2,095)	(1,247)
Adjusted net income	$53,125	$32,209

(1)	Amount represents the impact from the recognition of excess tax benefits pursuant to Accounting Standards Update 2016-09, Stock Compensation.

Reconciliation of GAAP net income per diluted share to adjusted net income per diluted share

	Thirteen weeks ended
	May 1, 2021	May 2, 2020
Net income per diluted share	$0.84	$0.51
Adjustments as noted above, per diluted share:
Excess tax benefits related to stock-based compensation	(0.03)	(0.02)
Adjusted net income per diluted share(1)	$0.80	$0.49

Diluted weighted-average common shares outstanding	66,119	65,242

(1)	Totals may not foot due to rounding.

Ollie’s Bargain Outlet Holdings, Inc.
Supplemental Information

Reconciliation of GAAP to Non-GAAP Financial Measures

 (Dollars in thousands)

 (Unaudited)

Reconciliation of GAAP net income to EBITDA and adjusted EBITDA

	Thirteen weeks ended
	May 1, 2021	May 2, 2020
Net income	$55,220	$33,456
Interest income, net	(25)	(83)
Depreciation and amortization expenses	5,918	5,410
Income tax expense	16,026	9,607
EBITDA	77,139	48,390
Non-cash stock-based compensation expense	2,020	1,319
Adjusted EBITDA	$79,159	$49,709

 Key Statistics

	Thirteen weeks ended
	May 1, 2021	May 2, 2020

Number of stores open at beginning of period	388	345
Number of new stores	11	17
Number of closed stores	(2)	(2)
Number of stores open at end of period	397	360

Average net sales per store (1)	$1,150	$986
Comparable stores sales change	18.8%	(3.3)%
Comparable store count – end of period	341	301

(1)	Average net sales per store represents the weighted average of total net weekly sales divided by the number of stores open at the end of each week for the respective periods presented.